As filed with the Securities and Exchange Commission on January 2, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUTRIEN LTD.

(Exact name of registrant as specified in its charter)

Canada	98-1400416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 500, 122 – 1st Avenue South	13131 Lake Fraser Drive S.E.
Saskatoon, Saskatchewan, Canada S7K 7G3	Calgary, Alberta T2J 7E8 Canada

(Address of principal executive offices, including zip code)

Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan

Potash Corporation of Saskatchewan Inc. 2015 Performance Option Plan

PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees

PCS U.S. Employees’ Savings Plan

Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2013 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2012 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2011 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2009 Performance Option Plan

Potash Corporation of Saskatchewan Inc. 2008 Performance Option Plan

(Full title of the plans)

CT Corporation System

111 8th Avenue, 13th Floor

New York, New York 10011

(Name and address of agent for service)

(212) 894-8940

(Telephone number, including area code, of agent for service)

Copies to:

Joseph A. Podwika

Executive Vice President and Chief Legal Officer

Nutrien Ltd.

122 – 1st Avenue South

Saskatoon, Saskatchewan,

Canada S7K 7G3

Joel T. May Neil M. Simon Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3053 (404) 521-3939	Christopher J. Cummings Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Shares, no par value	10,865,282(3)	N/A	$749,007,652	$93,251.46

(1)	This registration statement on Form S-8 (this “Registration Statement”) covers the issuance, offering or sale of an aggregate of 10,865,282 common shares, no par value (“Common Shares”), of Nutrien Ltd. (the “Registrant”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional Common Shares that may become issuable in respect of the securities identified in the above table to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees (the “Bargaining Plan”) or the PCS U.S. Employees’ Savings Plan (the “Plan”).
(2)	With respect to the 6,868,262 Common Shares issuable pursuant to outstanding but unexercised stock options previously granted under the Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan (the “LTIP”), the Potash Corporation of Saskatchewan Inc. 2015 Performance Option Plan (the “2015 POP”), the Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan (the “2014 POP”), the Potash Corporation of Saskatchewan Inc. 2013 Performance Option Plan (the “2013 POP”), the Potash Corporation of Saskatchewan Inc. 2012 Performance Option Plan (the “2012 POP”), the Potash Corporation of Saskatchewan Inc. 2011 Performance Option Plan (the “2011 POP”), the Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan (the “2010 POP”), the Potash Corporation of Saskatchewan Inc. 2009 Performance Option Plan (the “2009 POP”) or the Potash Corporation of Saskatchewan Inc. 2008 Performance Option Plan (the “2008 POP”), pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the registration fee are each calculated based upon the weighted average exercise price of such options. Other than with respect to Common Shares issuable on exercise of outstanding but unexercised stock options, pursuant to Rules 457(c) and (h) under the Securities Act, the registration fee is calculated based upon the average of the high and low prices of the common shares, no par value, of Potash Corporation of Saskatchewan Inc. (“PotashCorp”), adjusted to reflect the exchange ratio of 0.40 Common Shares for each PotashCorp common share as reported on the New York Stock Exchange on December 22, 2017.
(3)	Represents (a) 2,784,693 Common Shares issuable pursuant to the LTIP, (b) 1,331,600 Common Shares issuable pursuant to the 2015 POP, (c) 1,000,000 Common Shares issuable pursuant to the Bargaining Plan, (d) 2,000,000 Common Shares issuable pursuant to the Plan, (e) 1,082,029 Common Shares issuable pursuant to the 2014 POP, (f) 673,680 Common Shares issuable pursuant to the 2013 POP, (g) 480,440 Common Shares issuable pursuant to the 2012 POP, (h) 336,480 Common Shares issuable pursuant to the 2011 POP, (i) 334,920 Common Shares issuable pursuant to the 2010 POP, (j) 472,980 Common Shares issuable pursuant to the 2009 POP and (k) 368,460 Common Shares issuable pursuant to the 2008 POP. Each of the LTIP, the 2015 POP, the Bargaining Plan, the Plan, the 2014 POP, the 2013 POP, the 2012 POP, the 2011 POP, the 2010 POP, the 2009 POP and the 2008 POP was assumed by the Registrant on January 1, 2018, in connection with the Arrangement (as defined below).

EXPLANATORY NOTE

On January 1, 2018, pursuant to the Arrangement Agreement, dated September 11, 2016 (the “Arrangement Agreement”), between Potash Corporation of Saskatchewan Inc. (“PotashCorp”) and Agrium Inc. (“Agrium”), each of PotashCorp and Agrium became an indirect wholly owned subsidiary of Nutrien Ltd. (the “Registrant”), a parent entity formed to manage and hold the combined businesses of PotashCorp and Agrium as a result of the transactions under the plan of arrangement under the Canada Business Corporations Act (the “CBCA”), involving, among others, the Registrant, PotashCorp and Agrium (the “Arrangement”).

In connection with the Arrangement, (i) each restricted share unit, deferred share unit, performance share unit or similar interest (each, a “PotashCorp Unit” and collectively, the “PotashCorp Units”) with respect to common shares in the capital of PotashCorp (“PotashCorp Shares”) pursuant to any incentive compensation plan of PotashCorp, but not including options to purchase PotashCorp Shares (each, a “PotashCorp Option” and collectively, the “PotashCorp Options”) awarded under any stock option plan of PotashCorp (collectively, the “PotashCorp Stock Options Plans”), that was outstanding immediately prior to the completion of the Arrangement was assumed by the Registrant and exchanged immediately after completion of the Arrangement for a restricted share unit, deferred share unit, performance share unit or similar interest with respect to common shares in the capital of the Registrant (“Common Shares”) in replacement of a PotashCorp Unit, calculated in accordance with the Arrangement Agreement, and (ii) each PotashCorp Option awarded under any PotashCorp Stock Option Plan that was outstanding immediately prior to completion of the Arrangement was assumed by the Registrant and exchanged immediately after the completion of the Arrangement for an option to purchase Common Shares granted in replacement of a PotashCorp Option, calculated on the basis set forth in the Arrangement Agreement. This registration statement on Form S-8 (this “Registration Statement”) is filed by the Registrant for the purpose of registering an aggregate of 10,865,282 Common Shares (i) issuable pursuant to the PotashCorp Units and PotashCorp Options assumed by the Registrant, which were originally granted under the Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan, the Potash Corporation of Saskatchewan Inc. 2015 Performance Option Plan, the Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan, the Potash Corporation of Saskatchewan Inc. 2013 Performance Option Plan, the Potash Corporation of Saskatchewan Inc. 2012 Performance Option Plan, the Potash Corporation of Saskatchewan Inc. 2011 Performance Option Plan, the Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan, the Potash Corporation of Saskatchewan Inc. 2009 Performance Option Plan or the Potash Corporation of Saskatchewan Inc. 2008 Performance Option Plan (collectively, the “Equity Plans”), as applicable, or (ii) issuable pursuant to the PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees or the PCS U.S. Employees’ Savings Plan (collectively, the “Savings Plans”, and together with the Equity Plans, the “Plans”), together with an indeterminate amount of plan interests issued, offered or sold in connection therewith.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be sent or given to employees participating in any of the Plans, as specified by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act, or additional information about the Plans, will be available without charge by contacting the Corporate Secretary of Nutrien at Suite 500, 122 – 1st Avenue South, Saskatoon, Saskatchewan, Canada S7K 7G3 or by telephone (306) 933-8500.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with, or furnished to, the SEC by PotashCorp or Agrium, as applicable, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)	PotashCorp’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 24, 2017;

(b)	Agrium’s Annual Report on Form 40-F for the year ended December 31, 2016, filed with the SEC on March 2, 2017;

(c)	PotashCorp’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 2, 2017, June 30, 2017, filed with the SEC on August 2, 2017, and September 30, 2017, filed with the SEC on October 31, 2017;

(d)	PotashCorp’s Current Reports on Form 8-K, filed with the SEC on May 11, 2017, November 17, 2017 and December 28, 2017;

(e)	Agrium’s Current Reports on Form 6-K, furnished to the SEC on January 10, 2017, February 22, 2017, March 29, 2017, April 18, 2017, May 2, 2017, May 3, 2017, June 14, 2017, June 21, 2017, August 10, 2017, August 11, 2017, August 23, 2017, August 29, 2017, September 7, 2017, September 12, 2017, October 19, 2017, November 7, 2017, November 8, 2017, November 17, 2017, December 12, 2017, December 19, 2017, December 21, 2017 and December 27, 2017;

(f)	the description of the Common Shares set forth under the caption “Part II—Pro Forma Information of New Parent After Giving Effect to the Arrangement—Description of New Parent Share Capital” in the Joint Information Circular, dated October 3, 2016, of PotashCorp and Agrium, filed with the SEC as Exhibit 99.1 to PotashCorp’s Current Report on Form 8-K dated October 6, 2016;

(g)	the Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees, filed with the SEC on June 23, 2017; and

(h)	the Annual Report on Form 11-K of the PCS U.S. Employees’ Savings Plan, filed with the SEC on June 23, 2017.

All documents subsequently filed with, or furnished to, the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 124 of the CBCA authorizes corporations to indemnify past and present directors, officers and certain other individuals for liabilities incurred in connection with their services as such (including costs, charges and expenses, including settlement payments) if such individual acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative proceeding, if such individual had reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

Sections 7.02 and 7.05 of By-law No. 1 of the Registrant contains the following provisions with respect to indemnification of the Registrant’s directors and officers and with respect to certain insurance maintained by the Registrant with respect to its indemnification obligations:

Section 7.02 Indemnity—Subject to the Canada Business Corporations Act, the Corporation shall indemnify a director or an officer, a former director or officer, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation, or other entity, if such individual (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Section 7.05 Insurance—Subject to the Canada Business Corporations Act, the Corporation may purchase and maintain insurance for the benefit of any individual referred to in section 7.02 hereof as the board may from time to time determine.

The Registrant also has agreements with each director and officer to provide indemnification to the extent permitted under the CBCA.

The Registrant carries directors’ and officers’ liability insurance covering acts and omissions of the directors and officers of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.2	Certificate of Amendment to Articles of Incorporation of the Registrant, dated July 11, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.3	By-Law No. 1 of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.4	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.5	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan – Form of Performance Share Unit Agreement (2016-2018 Phased Grant) (incorporated by reference to Exhibit 10.2 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.6	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan – Form of Performance Share Unit Agreement (incorporated by reference to Exhibit 10.3 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.7	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan – Form of Option Agreement (incorporated by reference to Exhibit 10.4 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.8	Potash Corporation of Saskatchewan Inc. 2015 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 10(a) to PotashCorp’s Current Report on Form 8-K filed May 13, 2015).

4.9	PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees, as amended and restated effective as of January 1, 2017.

4.10	PCS U.S. Employees’ Savings Plan, as amended and restated effective as of January 1, 2017.

4.11	Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 16, 2014).

4.12	Potash Corporation of Saskatchewan Inc. 2013 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 17, 2013).

4.13	Potash Corporation of Saskatchewan Inc. 2012 Performance Option Plan and Form of Grant Certificate (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 18, 2012).

4.14	Potash Corporation of Saskatchewan Inc. 2011 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 13, 2011).

4.15	Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 10.1 to PotashCorp’s Registration Statement on Form S-8 filed May 7, 2010).

4.16	Potash Corporation of Saskatchewan Inc. 2009 Performance Option Plan and Form of Grant Certificate (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 8, 2009).

4.17	Potash Corporation of Saskatchewan Inc. 2008 Performance Option Plan and Form of Grant Certificate (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 9, 2008).

5.1	Opinion of Stikeman Elliott LLP, Canadian counsel to the Registrant, as to the legality of the shares being registered.

23.1	Consent of Deloitte LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

23.5	Consent of Mark Fracchia, P.Eng.

23.6	Consent of A. Dave Mackintosh, B.Sc., P.Geo.

23.7	Consent of ADM Consulting Limited.

23.8	Consent of Michael Ryan Bartsch, P. Eng.

23.9	Consent of Dennis William Aldo Grimm, P. Eng.

24.1	Power of Attorney (included on signature page).

In lieu of filing an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, or an Internal Revenue Service (“IRS”) determination letter that the Savings Plans are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Registrant has submitted and hereby undertakes to submit the Savings Plans and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the Savings Plans.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on January 2, 2018.

NUTRIEN LTD.
(Registrant)

By:	/s/ Charles V. Magro
Name: Charles V. Magro
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, Illinois, on January 2, 2018.

PCS U.S. EMPLOYEES’ SAVINGS PLAN FOR COLLECTIVELY BARGAINED EMPLOYEES

By:	/s/ David R. Haverick
Name: David R. Haverick
Title: Senior Director, Corporate Benefits & HR Finance

PCS U.S. EMPLOYEES’ SAVINGS PLAN

By:	/s/ David R. Haverick
Name: David R. Haverick
Title: Senior Director, Corporate Benefits & HR Finance

POWER OF ATTORNEY

Each person whose signature appears below appoints Charles V. Magro, Jochen E. Tilk or Wayne R. Brownlee, or any one of them, as such person’s true and lawful attorneys to execute in the name of each such person, and to file, any post-effective amendments to this registration statement that any of such attorneys shall deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this registration statement, which amendments may make such changes in such registration statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Charles V. Magro	Chief Executive Officer and Director	January 2, 2018
Charles V. Magro	(principal executive officer)

/s/ Wayne R. Brownlee	Executive Vice President and Chief Financial Officer	January 2, 2018
Wayne R. Brownlee	(principal financial and accounting officer)

/s/ Jochen E. Tilk	Executive Chairman of the Board and Director	January 2, 2018
Jochen E. Tilk

/s/ Christopher M. Burley	Director	January 2, 2018
Christopher M. Burley

/s/ Maura J. Clark	Director	January 2, 2018
Maura J. Clark

/s/ John W. Estey	Director	January 2, 2018
John W. Estey

/s/ David C. Everitt	Director	January 2, 2018
David C. Everitt

/s/ Russell K. Girling	Director	January 2, 2018
Russell K. Girling

/s/ Gerald W. Grandey	Director	January 2, 2018
Gerald W. Grandey

/s/ Miranda C. Hubbs	Director	January 2, 2018
Miranda C. Hubbs

/s/ Alice D. Laberge	Director	January 2, 2018
Alice D. Laberge

/s/ Consuelo E. Madere	Director	January 2, 2018
Consuelo E. Madere

/s/ Keith G. Martell	Director	January 2, 2018
Keith G. Martell

/s/ Hon. A. Anne McLellan	Director	January 2, 2018
Hon. A. Anne McLellan

/s/ Derek G. Pannell	Director	January 2, 2018
Derek G. Pannell

/s/ Aaron W. Regent	Director	January 2, 2018
Aaron W. Regent

/s/ Mayo M. Schmidt	Director	January 2, 2018
Mayo M. Schmidt

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Nutrien Ltd. in the United States, on January 2, 2018.

PCS ADMINISTRATION (USA), INC.

By:	/s/ Joseph A. Podwika
	Name:	Joseph A. Podwika
	Title:	Authorized Representative in the United States

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.2	Certificate of Amendment to Articles of Incorporation of the Registrant, dated July 11, 2017 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.3	By-Law No. 1 of the Registrant, dated June 2, 2017 (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 6-K furnished January 2, 2018).

4.4	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.5	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan – Form of Performance Share Unit Agreement (2016-2018 Phased Grant) (incorporated by reference to Exhibit 10.2 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.6	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan – Form of Performance Share Unit Agreement (incorporated by reference to Exhibit 10.3 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.7	Potash Corporation of Saskatchewan Inc. 2016 Long-Term Incentive Plan – Form of Option Agreement (incorporated by reference to Exhibit 10.4 to PotashCorp’s Current Report on Form 8-K filed May 11, 2016).

4.8	Potash Corporation of Saskatchewan Inc. 2015 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 10(a) to PotashCorp’s Current Report on Form 8-K filed May 13, 2015).

4.9	PCS U.S. Employees’ Savings Plan for Collectively Bargained Employees, as amended and restated effective as of January 1, 2017.

4.10	PCS U.S. Employees’ Savings Plan, as amended and restated effective as of January 1, 2017.

4.11	Potash Corporation of Saskatchewan Inc. 2014 Performance Option Plan (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 16, 2014).

4.12	Potash Corporation of Saskatchewan Inc. 2013 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 17, 2013).

4.13	Potash Corporation of Saskatchewan Inc. 2012 Performance Option Plan and Form of Grant Certificate (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 18, 2012).

4.14	Potash Corporation of Saskatchewan Inc. 2011 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 13, 2011).

4.15	Potash Corporation of Saskatchewan Inc. 2010 Performance Option Plan and Form of Option Agreement (incorporated by reference to Exhibit 10.1 to PotashCorp’s Registration Statement on Form S-8 filed May 7, 2010).

4.16	Potash Corporation of Saskatchewan Inc. 2009 Performance Option Plan and Form of Grant Certificate (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 8, 2009).

4.17	Potash Corporation of Saskatchewan Inc. 2008 Performance Option Plan and Form of Grant Certificate (incorporated by reference to Exhibit 4.1 to PotashCorp’s Registration Statement on Form S-8 filed May 9, 2008).

5.1	Opinion of Stikeman Elliott LLP, Canadian counsel to the Registrant, as to the legality of the shares being registered.

23.1	Consent of Deloitte LLP.

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of Stikeman Elliott LLP (included in Exhibit 5.1).

23.5	Consent of Mark Fracchia, P.Eng.

23.6	Consent of A. Dave Mackintosh, B.Sc., P.Geo.

23.7	Consent of ADM Consulting Limited.

23.8	Consent of Michael Ryan Bartsch, P. Eng.

23.9	Consent of Dennis William Aldo Grimm, P. Eng.

24.1	Power of Attorney (included on signature page).